Bausch & Lomb Incorporated

                                   Exhibit 11


         Statement Regarding Computation of Per Share Earnings
           (Share Amounts in Thousands Except Per Share Data)


The section entitled "Earnings Per Share" on page 28 of the Annual Report is incorporated herein by reference.